UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2006

ION Media Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective October 17, 2006, ION Media Networks, Inc. (the "Company") and Dean M. Goodman entered into a Separation Agreement and General Release (the "Separation Agreement") pursuant to which Mr. Goodman resigned his positions as the Company's President, Chief Operating Officer and a member of the Board of Directors of the Company, effective October 17, 2006. The following summary of certain provisions of the Separation Agreement is qualified in its entirety by reference to the complete Separation Agreement, a copy of which is filed as Exhibit 10.247 hereto.

The Separation Agreement provides for, among other things, (i) a settlement payment to Mr. Goodman of $3,000,000, in consideration of the termination of his employment agreement, (ii) continued provision of health benefits for Mr. Goodman and his covered dependents for a period of two years or, if earlier, the date on which Mr. Goodman commences new employment with an employer that provides health insurance benefits to its senior executives generally, (iii) the assignment to Mr. Goodman of the life insurance policy owned by the Company insuring the life of Mr. Goodman, and (iv) the accelerated vesting of certain restricted stock units and stock options. Mr. Goodman is prohibited from engaging in certain lobbying, legislative and other activities until December 31, 2009. The Separation Agreement also provides for mutual releases by the Company and Mr. Goodman of all claims either party may have against the other. The Company and Mr. Goodman also agreed to terminate Mr. Goodman’s supplemental executive retirement plan and to pay Mr. Goodman the balance of his vested benefits thereunder of approximately $374,000 in January 2007.

Item 1.02 Termination of a Material Definitive Agreement.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 1.02. Dean M. Goodman's Employment Agreement with the Company, dated as of November 7, 2005, was terminated in connection with the entering into of the Separation Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.02(b).

(c) Effective upon the resignation of Dean M. Goodman, R. Brandon Burgess, the Chief Executive Officer and a member of the Board of Directors of the Company, was appointed to the additional position of President of the Company. Additional information about Mr. Burgess and his employment agreement with the Company is incorporated by reference into this Item 5.02(c) by reference to the Company's Definitive Proxy Statement on Schedule 14A filed on April 28, 2006.

Item 7.01 Regulation FD Disclosure.

The Company has furnished the press release announcing Mr. Goodman's resignation as Exhibit 99.1 to this Form 8-K. Exhibit 99.1 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following item is filed as an Exhibit to this report:

10.247 Separation Agreement and General Release between ION Media Networks, Inc. and Dean M. Goodman, dated October 17, 2006.*

The following item is furnished as an Exhibit to this report:

99.1 Press Release of ION Media Networks, Inc. dated October 23, 2006.

__________

* Certain confidential information contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION Media Networks, Inc.

October 23, 2006	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

10.247	Separation Agreement and General Release between ION Media Networks, Inc. and Dean M. Goodman, dated October 17, 2006 (Note: Certain confidential information contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.).
99.1	Press Release of ION Media Networks, Inc. dated October 23, 2006.